Exhibit 99.1

CMS ENERGY ANNOUNCES THIRD QUARTER NET INCOME OF $79 MILLION,
OR $0.34 PER SHARE, AND AFFIRMS EARNINGS GUIDANCE
     JACKSON, Mich., Nov. 5, 2008 – CMS Energy announced today net income of $79 million, or $0.34 per share, for the third quarter of 2008 compared to net income of $82 million, or $0.34 per share, in the same quarter of 2007.
     CMS Energy’s third quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of asset sales, unrealized losses on nonqualified retirement plan investments, and certain other items, was $78 million, or $0.33 per share. In the third quarter of 2007, the company had adjusted net income of $32 million, or $0.13 per share.
     For the first nine months of 2008, CMS Energy had reported net income of $228 million, or $0.96 per share, compared to a reported net loss of $100 million, or $0.45 per share, for the first nine months of 2007. The 2007 nine-month results include charges and losses of $242 million, or $1.09 per share, primarily linked to sales of the company’s international businesses.
     On an adjusted basis, the company had net income of $225 million, or $0.95 per share, for the first nine months of 2008, compared to net income of $142 million, or $0.64 per share for the first nine months of 2007.
     CMS Energy reaffirmed its guidance for 2008 adjusted earnings of $1.20 per share, excluding a $0.03 per share unrealized loss on nonqualified retirement plan investments. While the company expects 2008 reported earnings to be about the same as its adjusted earnings, reported earnings could vary because of gains or charges relating to previous asset sales, unrealized losses on nonqualified retirement plan investments, or other factors.
     David Joos, the president and chief executive officer of CMS Energy, said that the weak economy and tighter credit markets have been challenging and that the solid results in this environment reflect the core strength of CMS Energy’s electric and natural gas utility, Consumers Energy.

     Joos also applauded the state Legislature and Michigan Gov. Jennifer Granholm for the passage of comprehensive energy reform legislation, which the governor signed into law last month.
     “This forward-looking energy policy will allow us to implement our Growing Forward strategy, our plan to invest more than $6 billion in our Michigan utility operations over the next five years,” Joos said. “That plan includes significant investments in energy efficiency, renewable energy, environmental and customer service enhancements, and new power generation. We expect these investments will create thousands of construction jobs, boost the state’s economy, and provide reliable, affordable service to our customers.”
     CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2008.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2007 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2008 and June 30, 2008. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007
Operating Revenue	$1,428	$1,282	$4,977	$4,790

Earnings from Equity Method Investees	5	—	3	36

Operating Expenses	1,221	1,070	4,360	4,631

Operating Income	$212	$212	$620	$195

Other Income	3	34	37	89

Fixed Charges	96	112	289	336

Income (Loss) before Income Taxes	$119	$134	$368	$(52)

Income Tax Expense (Benefit)	37	46	126	(58)

Income before Minority Interests, Net	$82	$88	$242	$6

Minority Interests, Net	2	4	6	10

Income (Loss) from Continuing Operations	$80	$84	$236	$(4)

Income (Loss) from Discontinued Operations	1	—	—	(87)

Net Income (Loss)	$81	$84	$236	$(91)

Preferred Dividends	2	2	8	8
Redemption Premium on Preferred Stock	—	—	—	1

Net Income (Loss) Available to Common Stockholders	$79	$82	$228	$(100)

Income (Loss) Per Share
Basic	$0.36	$0.37	$1.02	$(0.45)
Diluted	0.34	0.34	0.96	(0.45)

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	September 30	December 31
	2008	2007
	(Unaudited)
Assets
Cash and cash equivalents	$162	$348
Restricted cash	31	34
Other current assets	2,637	2,498

Total current assets	$2,830	$2,880
Net plant and property	8,995	8,728
Investments	11	11
Non-current assets	2,241	2,573

Total Assets	$14,077	$14,192

Stockholders’ Investment and Liabilities
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, finance leases and securitization debt)	$6,216	$5,941
FIN 46 debt and finance leases	255	261

Total debt and capital and finance leases	$6,471	$6,202
Preferred stock and securities	293	294
Minority interest	53	53
Common stockholders’ equity	2,429	2,130

Total capitalization	$9,246	$8,679
Securitization debt	286	309
Current liabilities	1,226	1,750
Non-current liabilities	3,319	3,454

Total Stockholders’ Investment and Liabilities	$14,077	$14,192

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	Nine Months
	(Unaudited)
	2008	2007 (**)
Beginning of Period Cash	$348	$351

Cash provided by (used in) operating activities	$183	$(115)
Cash provided by (used in) investing activities	(538)	1,394

Cash flow from operating and investing activities	$(355)	$1,279
Cash provided by (used in) financing activities	169	(387)
Currency Translation Adjustment	—	2

Total Cash Flow	$(186)	$894

End of Period Cash	$162	$1,245

(**)	Beginning cash includes cash associated with discontinued operations.

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007
Net Income (Loss) Available to Common Stockholders	$79	$82	$228	$(100)

Reconciling Items:
Discontinued Operations (Income) Loss	(1)	—	—	87

Unrealized Investment Loss	8	—	8	—

Asset Impairment Charges, net of insurance recoveries	—	(49)	—	133

Asset Sales (Gains) Losses and Other	(8)	(1)	(11)	22

Adjusted Net Income — Non-GAAP Basis	$78	$32	$225	$142

Average Number of Common Shares Outstanding
Basic	224	223	224	222
Diluted	234	241	236	222

Basic Earnings Per Average Common Share

Net Income (Loss) Per Share as Reported	$0.36	$0.37	$1.02	$(0.45)

Reconciling Items:
Discontinued Operations (Income) Loss	(0.01)	—	—	0.39

Unrealized Investment Loss	0.03	—	0.03	—

Asset Impairment Charges, net of insurance recoveries	—	(0.22)	—	0.60

Asset Sales (Gains) Losses and Other	(0.03)	(0.01)	(0.04)	0.10

Adjusted Net Income — Non-GAAP Basis	$0.35	$0.14	$1.01	$0.64

Diluted Earnings Per Average Common Share

Net Income (Loss) Per Share as Reported	$0.34	$0.34	$0.96	$(0.45)

Reconciling Items:
Discontinued Operations (Income) Loss	(0.01)	—	—	0.39

Unrealized Investment Loss	0.03	—	0.03	—

Asset Impairment Charges, net of insurance recoveries	—	(0.20)	—	0.60

Asset Sales (Gains) Losses and Other	(0.03)	(0.01)	(0.04)	0.10

Adjusted Net Income — Non-GAAP Basis	$0.33	$0.13	$0.95	$0.64

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.